Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2026, with respect to the consolidated financial statements of Serina Therapeutics, Inc. (the “Company”) as of and for the years ended December 31, 2025 and 2024, appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2025.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

August 13, 2026